                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              E-PAWN.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                E-PAWN.COM, INC.
                        2855 UNIVERSITY DRIVE, SUITE 200
                          CORAL SPRINGS, FLORIDA 33065

-------------------------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders
                         to be held on December 4, 2000

TO THE STOCKHOLDERS OF E-PAWN.COM,  INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E-Pawn.com, Inc., a Nevada corporation (the "Company") will be held on Monday, December 4, 2000 at 10:00 a.m., local time at LaQuinta Inn, 3701 University Drive, Coral Springs, Florida for the following purposes:

         1. To elect five directors to hold office until the Next Annual Meeting of Stockholders.

         2.  To approve the 2000 Non-Statutory Stock Plan

         3. To ratify the selection of Feldman Sherb & Co., P.C. as independent auditors of the Company for the Company's fiscal year ending May 31, 2001.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting thereof.

         These business items are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on October 31, 2000 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

                               By Order of the Board of Directors,

                               /s/ Jennifer Martin

                               Jennifer Martin, Secretary


Coral Springs, Florida

November 1, 2000

         All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                E-PAWN.COM, INC.
                        2855 University Drive, Suite 200
                          Coral Springs, Florida 33065


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                December 4, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of E-Pawn.com, Inc. for use at the Annual Meeting of Stockholders to be held on December 4, 2000, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at LaQuinta Inn, 3701 University Drive, Coral Springs, Florida. The Company intends to mail this proxy statement and accompanying proxy card on or about November 4, 2000, to all stockholders of record on October 31, 2000 entitled to vote at the Annual Meeting.

Solicitation

         The Company will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of the Company or, if the Company requests, Vanguard Communications Inc., may also solicit proxies by telephone, telegram or in-person. The Company will not additionally compensate directors, officers or other regular employees for these services, but Vanguard Communications Inc. will be paid its customary fee of approximately $5,000 if the Company uses it for solicitation.

Voting Rights and Outstanding Shares

         Only stockholders of record at the close of business on October 31, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 31, 2000, 158,242,820 shares of Common Stock were outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. On October 31, 2000, Fortuna Holdings Limited held 50 million shares of Class A Preferred Stock and each share was eligible for vote 100 shares for each share of Preferred Stock. The Board of Directors holds the proxy to vote the 50 million shares of Class A Preferred Stock registered in the name of Swiss Arctic Traders Ltd. The Board and Fortuna Holdings Limited have nominated and Alison Madej and Jennifer Martin each as proxy to vote the shares of Fortuna Holdings Limited and the Board proxy for the Class A Preferred Stock. Alison Madej and Jennifer Martin each will also serve as proxy for the common stock held by Fortuna Holdings Limited. Fortuna Holdings Limited will also designate Alison Madej and Jennifer Martin each as the proxy to vote the common stock registered in the name of Swiss Arctic Traders Ltd. which has previously agreed to sell the share to Fortuna Holdings Limited. Alison Madej and Jennifer Martin each holds the proxy for more than half of the outstanding shares eligible to vote. The voting rights of these shares is approximately 90% of eligible votes. Any action approved by Alison Madej or Jennifer Martin will be passed.

         The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

         filing a written notice of revocation with the Corporate Secretary at the Company's principal executive office (2855 University Drive, Coral Springs, Florida 33065);

         filing with the Corporate Secretary at the Company's principal executive office (2855 University Drive Coral Springs 33065) a properly executed proxy showing a later date; or

         attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).


Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than March 1, 2001, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Meeting, the Stockholders will elect three directors to serve until the next Annual Meeting and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the three directors named below unless authority to vote for any such nominee is withheld.

         The three nominees are presently serving as directors. Each person nominated has agreed to serve if elected. The bylaw of the Company does not provide for staggered terms or other structures. The Board of Directors has the right to add directors by the vote of the directors and the Board has the right to amend the Bylaws of the Company.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than the number of positions nominated. If a nominees withdraws or cannot serve prior to the election, the current Board will designate a replacement and the proxy holders will vote for that nominee.

         The provisions of the Class A Preferred Stock grant the holders the right to elect a majority of the directors. The present Board holds the power to vote the proxy for one half the Class A Preferred Stock, and the present Board will instruct the proxy to vote for the following nominees. Fortuna Holding Limited is the holder of one half of the Class A Preferred Stock. Fortuna Holdings has instructed its nominee to vote for the following nominees. In addition, Fortuna Holdings Limited is the record holder or the proxy for over 50% of the shares of common stock of the Company. Fortuna Holdings Limited has declared that it will grant the proxy to the person named herein to vote the shares to elect the nominees.

         The following is general information on the nominees to the Board of
Directors:

-------------------------------------------------------------------------------------
Nominee Name/                           Age       Position with the Company
First Elected to Board
-------------------------------------------------------------------------------------
Edward O. Ries                          62        President, Chief Executive Officer,
July 2000                                         and Chairman of the Board
-------------------------------------------------------------------------------------
Jennifer Martin                         52        Secretary and Director
July 2000
-------------------------------------------------------------------------------------
Alison Madej                            30        Vice President and Director
July 2000
-------------------------------------------------------------------------------------

EDWARD O. RIES

         Mr. Ries has broad experience managing companies involved in manufacturing, marketing, finance and services. He has served as an officer and director of public and private companies. Following the completion of the sale of assets of a private Ohio company in which he was a principal and an executive, Mr. Ries has moved to Florida where he will become directly involved in the operations and administration of the Company.

JENNIFER MARTIN

         Ms. Martin was a founder of E-Pawn, Inc. which the Company acquired in January 2000. She is the President of Worldwide Web Designers, Inc., which has a Consulting Agreement with the Company to manage the Company's Internet websites. Ms. Martin has extensive experience with companies involved in finance, marketing and merchandising with emphasis on directing international business programs for her associated companies. Her work during the last three years has been focused on development of Internet marketing programs.

ALISON MADEJ

         Ms. Madej has been serving as the manager of public and investor relations since May 1, 2000. Previously, she was involved in the administration of an employee owned medical and health services company in the Tampa Bay region, and she served as a director of the Florida ESOP Association. She is a licensed real estate salesperson in Florida and a registered physical therapist assistant. She is the daughter of Steven Bazsuly, a controlling person of the Company.


                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


                                   PROPOSAL 2
                  APPROVAL OF THE 2000 NONSTATUTORY STOCK PLAN

         In June 2000, the Board of Directors adopted the 2000 Nonstatutory Stock Plan (the "Stock Plan") and reserved 10,000,000 shares of common stock for issuance under the Stock Plan subject to finalization of the terms of the Stock Plan by the Board of Directors. The Board has approved the Stock Plan.

         Stockholders are requested in this Proposal 2 to approve the Stock Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Stock Plan are outlined below:

General

         The Stock Plan provides for the grant of stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Options granted under the international plan are not intended to qualify as incentive stock options under the Internal Revenue Code.

Purpose

         The Board adopted the Stock Plan to provide a means by which employees, directors and consultants of the Company and its subsidiaries may be given an opportunity to acquire and receive stock in the Company. The Board believes that the Stock Plan will assist us in retaining the services of such persons, in securing and retaining the services of persons capable of filling such positions and in providing incentives for such persons to exert maximum efforts for success of the Company and its subsidiaries.

Administration

         The Board administers the Stock Plan. Subject to the provisions of the Stock Plan, it may construe and interpret the Stock Plan and determine the persons to whom and the dates on which awards will be granted. It also may determine the number of shares of stock to be subject to each award, the exercise and vesting schedule, the exercise price, the type of consideration and other terms of the award. Pursuant to its authority to delegate administration of the Stock Plan to a committee of one or more Board members, the Board may delegate administration to its Compensation Committee.

Eligibility

         The Board intended the Stock Plan to benefit mainly employees, directors, and consultants of the Company and its subsidiaries. However, all of the employees and consultants and the employees, directors and consultants of the Company's affiliates are eligible to participate in the Stock Plan.

Stock Subject to the Stock Plan

         The Board has reserved an aggregate of 10,000,000 shares of common stock for issuance under the Stock Plan. If awards granted under the Stock Plan expire or otherwise terminate without being exercised, the shares of the Company's stock not acquired pursuant to such awards again become available for issuance under the Stock Plan. To date, the Board has not made any awards under the Stock Plan.

Terms of Options

         Exercise Price; Payment. The Board determines the exercise price of options. The participant must pay the exercise price either in cash or, if allowed by the Board, by delivery of other shares of the Company's common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

         Repricing. In the event of a decline in the value of the common stock, the Board has inherent authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

         Option Exercise. Options granted under the Stock Plan may become exercisable in cumulative increments ("vest") as determined by the Board, and the Board may accelerate the time during which an option may vest or be exercised. In addition, options may permit exercise prior to vesting, but in such event the participant will be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at the participant's exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of common stock or by a combination of these means.

         Term. The terms and conditions of options will depend to a large extent upon the applicable law. However, the term is expected to generally be 10 years, and options generally are expected to terminate three months after termination of the participant's service. If such termination is due to the participant's disability, the option generally may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination. If the participant dies during the option term, or within three months after termination of service, the option generally may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death. A participant may designate a beneficiary who may exercise the option following the participant's death.

Terms of Stock Bonuses and Purchases of Restricted Stock

         Payment. The Board determines the purchase price of the Company's stock under a restricted stock purchase agreement. However, the Board may award stock bonuses in consideration of past services without a purchase payment. The participant must pay the purchase price either in cash or, if allowed by the Board, by delivery of other shares of the Company's common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

         Vesting. Shares of stock sold or awarded under the international plan may, but need not be, subject to a repurchase option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus award under the international plan.

Restrictions on Transfer

         The participant may not transfer an award otherwise than by will or by the laws of descent and distribution unless otherwise provided by the award terms.

Adjustment Provisions

Transactions not involving the Company's receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of the Company's stock subject to the international plan and to outstanding awards. In that event, the Board will appropriately adjust the international plan as to the class and the maximum number of shares of the Company's stock, and will adjust outstanding awards as to the class, number of shares and price per share of the Company's stock.

Effect of Certain Corporate Events

         In the event of the Company's dissolution or liquidation, outstanding awards will terminate. However, outstanding awards do not automatically terminate in the event of a change in control. A "change in control" means a sale, lease or other disposition of all or substantially all of the Company's assets, a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation may assume or continue outstanding awards or may substitute similar awards. If it refuses to do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full. The unexercised portion of all outstanding awards will terminate upon the change in control. The acceleration of an award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

         The Board may amend, suspend or terminate the international plan at any time or from time to time. Stockholder approval of the international plan or an amendment must be sought only if necessary under applicable laws or regulations, but the Board may submit the international plan and any amendment thereto for stockholder approval at its discretion.

Federal Income Tax Information

         Awards granted under the international plan to persons subject to United States taxation generally have the following federal income tax consequences:

         There are no tax consequences to the participant or to us by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the Company's stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the participant held the stock for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

         Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to the Company's repurchase right.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected Feldman Sherb & Co., PC, as its independent auditors for the fiscal year ending May 31, 2001. The Board is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. Feldman Sherb & Co., PC has audited the Company's financial statements since March 2000, when it assumed the engagement for the 1998 and 1999 fiscal years of the Company when it operated as Wasatch International Corporation. The firm also performed the audit for fiscal year ending May 31, 2000.

         The Bylaws do not require that the stockholders ratify the selection of Feldman Sherb & Co., PC as the Company's independent auditors. However, the Board is submitting the selection of Feldman Sherb & Co., PC to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Board of Directors in their discretion may change the appointment at any time during the year, if the Board determines that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Feldman Sherb & Co., PC.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Common Stock as of October 31, 2000 by (i) each stockholder that the Board knows is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

                                                        Shares
                                                Beneficially Owned (1)
-------------------------------------------------------------------------------------------------------
       Name of Beneficial Owner                         Number                                  Percent
-------------------------------------------------------------------------------------------------------
Edward O. Ries                                        1,500,000                                  < 1%
-------------------------------------------------------------------------------------------------------
Jennifer Martin                                       1,544,000                                  < 1%
-------------------------------------------------------------------------------------------------------
Alison Madej                                             -0-
-------------------------------------------------------------------------------------------------------
Steve Bazsuly (2)                                     79,000,000                                  50%
-------------------------------------------------------------------------------------------------------
All Directors and Executive Officers                  3,044,000                                  < 2%
as a group
-------------------------------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of October 31, 2000 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 158,242,820 shares of Common Stock outstanding as of October 31, 2000.

(2) Steve Bazsuly is the general partner of a partnership that controls 80% of Fortuna Holdings Limited. He is the controlling shareholder of Worldwide Web Design, Inc., which owns the other 20% of Fortuna Holding Limited. Fortuna Holdings Limited owns directly 50 million shares of common stock. On July 19, 2000, it purchased 25 million shares from Swiss Arctic Traders Ltd. Mr. Bazsuly holds directly four million shares, and he disclaims ownership of one million shares held by his wife, Susan Bazsuly. Swiss Article Traders Ltd. has granted Fortuna Holdings Limited the option to acquire an additional 15 million shares of common stock, and Swiss Arctic has agreed to grant a proxy to Fortuna Holdings Limited for the 15 million shares and a proxy for an addition 13,650,000 shares which are owned by third parties who are affiliated with Swiss Arctic Traders, Ltd. or its principal.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act")requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         The Company believes, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2000, the Section 16(a) filing reports applicable to the Company's officers, directors and greater than ten percent beneficial owners were not complied with, but that the current Board has filed the Form 3, and no transactions occurred which would require the filing of a Form 4 by the directors and officers. The former controlling stockholder did not file a Form 3, and Fortuna Holdings Limited has only recently filed a Form 3.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         The directors do not receive cash compensation for their services as directors, but the Company reimburses each for reasonable expenses for attending Board and Board committee meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows compensation provided for during fiscal 2001 for the Chief Executive Officer and the other executive officers at October 31, 2000 ( the "Named Executive Officers"):

-------------------------------------------------------------------------------------------------------------------------
                                      SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term and Other
                                Annual Compensation                              Annual Compensation
-------------------------------------------------------------------------------------------------------------------------
        Name             Year           Salary       Bonus    Other Annual       Restricted
                                                              Compensation       Stock Awards
-------------------------------------------------------------------------------------------------------------------------
Edward O. Ries           2000           $150,000         0                0      1.5 million shares of restricted common
                                                                                 stock of the Company
-------------------------------------------------------------------------------------------------------------------------
Jennifer Martin          2000            $60,000         0                0
-------------------------------------------------------------------------------------------------------------------------
Alison Madej             2000            $40,000         0                0
-------------------------------------------------------------------------------------------------------------------------

                            COMPENSATION ARRANGEMENTS

         Mr. Ries employment agreement calls for an annual base salary of $150,000 plus 1.5 million shares of restricted common stock of the Company. Mr. Ries will also received an incentive bonus of an additional two million shares of restricted common stock of the Company, if certain goals are met during the term of his employment.

         Ms. Martin's employment agreement calls for an annual base salary of $60,000; and Ms. Madej's employment agreement calls for an annual base salary of $40,000.

         The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

         STOCK OPTIONS.

         The Company's stock option plan is designed to provide its employees with an opportunity to share, along with its stockholders, in the Company's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibilities, scope or title. Stock options under the option plans generally vest over a period of years and expire ten years from the date of grant. The exercise price of the Company's options is usually 100% of the fair market value of the common stock on the date of grant, although some discounted options may be granted.

         Guidelines for the initial number of stock options for each participant under the option plans are generally determined by a formula providing a range of option grants for each job level. Follow-on option grants are based upon a number of factors, including performance of the individual, job level, potential, and past option grants. The Board of Directors has the authority to make option grants to non-officers. All initial stock option grants to executive officers have been negotiated as part of the hiring. The Company believes the existing grants and vesting schedules currently align the objectives of the executive team with those of the Company's stockholders.

         The Company is limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Company does not expect this limitation to affect the Company in 2000.

         SUMMARY.

         Through the plans described above, a significant portion of the Company's compensation program for the Company's executive officers (including the CEO) is contingent upon the individual's and the Company's performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the business may result in highly variable compensation during any given annual period.

                              CERTAIN TRANSACTIONS

         Since February 29, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock had or will have a direct or indirect interest other than (i) compensation arrangements, which are described where required under "Executive Compensation," and (ii) the transactions described below:

         In January 2000, the E-Pawn entered into a consulting agreement with World Wide Web Designers, Inc. ("WWW") to provide computer programming and website design and maintenance. WWW is owned by four individuals, one of whom is the general partner of the controlling shareholder of Fortuna Holdings Limited. Another WWW shareholder, Jennifer Martin, is an officer and director of the Company. This agreement runs through December 31, 2005, and provides for a fee to WWW of $50,000 per month. WWW acquired 20 % of Fortuna and 20 % of Swiss Arctic in connection with the sale of E-Pawn to Fortuna and Swiss Arctic. The Company paid WWW $250,000 through May 31, 2000. The Company accrued expenses to WWW of $150,000 for the three-month period ended August 31, 2000.

         During the year ended May 31, 2000, the Company engaged the services of Vanguard Communications Group Ltd. ("Vanguard") to assist in business development and general public relations. Vanguard is owned by an affiliate of the Company, Steve Bazsuly, who is the general partner of the controlling shareholder of Fortuna Holdings Limited which controls the Company. As of May 31, 2000, total expenses for services rendered to the Company totaled $25,000. During the three-months ended August 31, 2000, the Company borrowed $65,000 from Vanguard.

         On July 19, 2000, the Company acquired 80% of the shares of Home Realty & Investment Corp., Inc. from Paul Rubeo and Peter Leon. The consideration granted in the aggregate was 250,000 shares of common stock and $105,000. Messrs. Rubeo and Leon will receive an additional 250,000 shares and $50,000 in the aggregate on the first anniversary of the purchase. In addition, Messrs. Rubeo and Leon received employment agreements from Home Realty providing a base salary of $100,00 per year, plus bonuses for each.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ Jennifer Martin
                                    Jennifer Martin
                                    Secretary

                                E-PAWN.COM, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 2000

         The undersigned hereby appoints Alison Madej and Jennifer Martin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of E-Pawn.Com, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of E-Pawn.Com, Inc. to be held on December 4, 2000, at 10:00 a.m. local time at LaQuinta Inn, 3701 University Drive, Coral Springs, Florida, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.



UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Please mark your votes as [X] indicated in this example

Proposal 1: To elect three directors to hold office until the 2001 Annual
Meeting:

THE COMPANY RECOMMENDS A VOTE FOR THE ALL NOMINEES LISTED (except as written in) listed below:

                                  FOR         WITHHOLD AUTHORITY

         Edward O. Ries           [ ]                          [ ]

         Jennifer Martin          [ ]                          [ ]

         Alison Madej             [ ]                          [ ]


THE COMPANY RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2: To approve the 2000 Non-Statutory Stock Plan

                                  FOR         WITHHOLD AUTHORITY

                                  [ ]                          [ ]

Proposal 3: To ratify the election of Feldman Sherb & Co., PC

                                  FOR         WITHHOLD AUTHORITY

                                  [ ]                          [ ]


I/WE WILL ATTEND [ ], WILL NOT ATTEND THE MEETING [ ]


Dated:       , 2000

                    -----------------------------------------------------------
                    Signature

                    Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate names and have a duly authorized sign, stating title. If a signer is a partnership, please sign in partnership name by an authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.